Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C.
SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Link Resources, Inc. for the period ended November 30, 2009, I, Hongwei Qu, Interim Chief Financial Officer, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. Such Quarterly Report on Form 10-Q for the year ended November 30, 2009, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Quarterly Report on Form 10-Q for the year ended November 30, 2009, fairly presents, in all material respects, the financial condition and results of operations of Link Resources, Inc.

Dated: January 14, 2010

/s/ Hongwei Qu
Hongwei Qu
Interim Chief Financial Officer